Exhibit 10.2

THE ONE GROUP HOSPITALITY, INC.

UNSECURED PROMISSORY NOTE

$3,000,000.00	August 11, 2016

For value received, THE ONE GROUP HOSPITALITY, INC., a Delaware corporation (the “Company”), hereby promises to pay to the order of ANSON INVESTMENTS MASTER FUND LP (“Noteholder”), the principal sum of $3,000,000.00 (the “Principal Balance”) with interest thereon at the rate of ten percent (10%) per annum, compounded annually based on an assumed 365-day year. Interest shall commence on the date hereof and shall become due and payable on a quarterly basis, commencing on September 30, 2016, and continuing on each December 31, March 31, June 30 and September 30 thereafter until the Maturity Date (as hereinafter defined).

This Unsecured Promissory Note (this “Note”) is made in connection with a Loan Agreement made by and between the Company and the Noteholder (the “Loan Agreement”).

1.            Payment; Maturity.

(a)          Payment of the entire outstanding Principal Balance (with interest thereon) shall be immediately due and payable to Noteholder upon the earliest to occur of (i) the fifth (5th) anniversary of the date set forth above, (ii) an Event of Default (as hereinafter defined) or (iii) a Company Sale (as hereinafter defined) ((i), (ii) or (iii), as applicable, the “Maturity Date”); provided that this Note has not been previously paid in accordance with the terms of Section 2 below. For purposes hereof, the term “Company Sale” shall mean any liquidation, sale, dissolution or winding up of the Company, whether voluntary or involuntary, including, without limitation, by means of the sale, lease or other disposition of all or substantially all of the assets of the Company.

(b)          All payments shall be in lawful money of the United States of America. If any payments on this Note become due on a Saturday, Sunday or a public holiday under the laws of the State of New York, such payment shall be made on the next succeeding business day and such extension of time shall be included in computing interest in connection with such payment. Notwithstanding anything to the contrary, in the event the Principal Balance and all interest accrued thereon has not been paid to Noteholder in full on the Maturity Date, the then-outstanding Principal Balance shall thereafter bear interest at the default rate of sixteen percent (16%) per annum.

2.            Events of Default.

Any of the following events constitutes an “Event of Default”:

(a)          any default in the payment of the principal of, or the interest on, this Note, as and when the same shall become due and payable, which default is not cured within ten (10) business days after notice of such default sent by the Noteholder to the Company;

(b)          the Company defaults in the due observance or performance of any term, covenant or agreement of the Company contained in this Note or the Loan Agreement, which default is not cured within ten (10) business days after notice of such default sent by the Noteholder to the Company;

(c)          any representation or warranty made by the Company in this Note or the Loan Agreement will be false in any material respect when so made;

(d)          the Company pursuant to or within the meaning of Title 11 of the United States Code or any similar federal or state or foreign law for the relief of debtors (each, a “Bankruptcy Law”) (1) commences a voluntary case in bankruptcy or any other action or proceeding for any other similar relief under any Bankruptcy Law, (2) consents by answer or otherwise to the commencement against it of an involuntary case of bankruptcy, or (3) seeks or consents to the appointment of a receiver, trustee, assignee, liquidator, custodian or similar official (collectively, a “Custodian”) of it or for all or substantially all of its assets;

(e)          a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (1) is for relief against the Company in an involuntary case of bankruptcy against the Company, (2) appoints a Custodian of the Company for all or substantially all of its assets, or (3) orders the liquidation of the Company, and the order remains unstayed and in effect for 30 days, or any dismissal, stay rescission or termination thereof ceases to remain in effect;

(f)          any involuntary proceeding under any Bankruptcy Law or any involuntary proceeding seeking the appointment of a Custodian for the Company or a substantial part of its property will remain unstayed and undismissed for a period of 45 days; or

(g)          the Company or any subsidiary makes a general assignment for the benefit of creditors; or Company or any subsidiary shall fail to pay, or shall state that it is unable to pay, or shall be unable to pay, its debts generally as they become due; or Company or any subsidiary shall call a meeting of its creditors with a view to arranging a composition, adjustment or restructuring of its debts; or Company or any subsidiary shall by any act or failure to act expressly indicate its consent to, approval of or acquiescence in any of the foregoing; or any corporate or other action is taken by Company or any subsidiary for the purpose of effecting any of the foregoing;

(h)          the Company or any subsidiary shall default in any of its respective obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of Company or any subsidiary, whether such indebtedness now exists or shall hereafter be created and such default shall result in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable, provided that any applicable cure period related to such default under the terms of such note, mortgage, credit agreement or other facility, agreement or instrument is applicable; or

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(i)          the Company shall (a) be a party to any Change of Control Transaction (as defined below) or (b) agrees to sell or dispose of all or in excess of 50% of its assets in one or more transactions (other than sales of the Company’s equipment and whether or not such sale would constitute a Change of Control Transaction). "Change of Control Transaction" means the occurrence of any of: (i) an acquisition after the date hereof by an individual or legal entity or "group" (as described in Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended) of effective control (whether through legal or beneficial ownership of capital stock of Company, by contract or otherwise) of in excess of 50% of the voting securities of Company, (ii) a replacement at one time or over time of more than one-half of the members of Company's board of directors which is not approved by a majority of those individuals who are members of the board of directors on the date hereof (or by those individuals who are serving as members of the board of directors on any date whose nomination to the board of directors was approved by a majority of the members of the board of directors who are members on the date hereof), (iii) the merger of Company with or into another entity that is not wholly-owned by Company, consolidation or sale of 50% or more of the assets of Company in one or a series of related transactions, or (iv) the execution by Company of an agreement to which Company is a party or by which it is bound, providing for any of the events set forth above in (i), (ii) or (iii).

If any Event of Default will occur and be continuing, the Noteholder will have the right, by notice to the Company, to declare the entire principal amount then outstanding on this Note and accrued interest thereon immediately due and payable, whereupon all such amounts will become immediately due and payable, all without diligence, presentment, demand of payment, protest or further notice of any kind, all of which are hereby expressly waived by the Company.

If an Event of Default will have occurred and be continuing, the Noteholder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all indebtedness, if any, at any time owing by the Noteholder to or for the credit or the account of the Company against any and all of the obligations of the Company now or hereafter existing under this Note, whether or not the Noteholder will have made any demand under this Note and although such obligations may be unmatured. By acceptance of this Note, the Noteholder agrees to promptly notify the Company after any such setoff and application, provided that the failure to give such notice will not affect the validity of such setoff and application. The rights of the Noteholder under this Section 2 are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Noteholder may have.

No right or remedy herein conferred upon or reserved to the Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy will, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder will not prevent the concurrent assertion or employment of any other appropriate right or remedy.

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3.            Prepayment. The Company may prepay the Principal Balance, either in whole or in part, at any time and from time to time, without penalty.

4.            Negative Covenants. As long as any portion of this Note remains outstanding, unless the Noteholder shall have otherwise given prior written consent, the Company shall not, and, other than under clause (b) hereunder with respect to dividends or distributions to the Company or a subsidiary or a distribution to an equity interest holder of a non-wholly owned subsidiary, shall not permit any of its subsidiaries to, directly or indirectly:

(a)          amend its charter documents, including, without limitation, its certificate of incorporation and bylaws, in any manner that materially and adversely affects any rights of the Noteholder under this Note;

(b)          pay cash dividends or distributions on any equity securities of the Company;

(c)          enter into any transaction with any affiliate of the Company in excess of $120,000, unless such transaction is made on an arm’s-length basis and expressly approved by a majority of the disinterested directors of the Company (even if less than a quorum otherwise required for board approval); or

(d)          enter into any agreement with respect to any of the foregoing.

5.            Waiver; Payment of Fees and Expenses. The Company waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable outside attorneys’ fees, costs and other expenses. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Noteholder shall constitute a waiver, election or acquiescence by it, nor shall any single or partial exercise of any right, power or remedy under this Note, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

6.            Interest. Nothing contained herein shall require the Company to pay interest at a rate exceeding the maximum permissible rate under applicable law. If interest payable by the Company on any date would exceed the maximum permissible rate, such interest payment shall automatically be reduced to such maximum permitted amount.

7.            Waiver of Presentment, Etc. Except as expressly set forth in this Note, the Company, and the Noteholder and all endorsers of this Note by acceptance or endorsement of this Note, hereby waive presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically provided herein, and assent to extensions of the time of payment, or forbearance or other indulgence without notice.

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8.           Governing Law. THIS NOTE WILL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

9.          Submission to Jurisdiction; Waiver of Jury Trial. The Company and Noteholder each hereby submit to the exclusive jurisdiction of any state or federal court of competent jurisdiction in the state, county and city of New York for purposes of all legal proceedings arising out of or relating to this Note. Each of the Company and Noteholder irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. TO THE FULLEST EXTENT PERMITTED BY LAW, EACH OF THE COMPANY AND HOLDER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

10.         Miscellaneous. The Company may not assign this Note or delegate any of its obligations or rights hereunder without the written consent of the Noteholder. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note. Any notice, request, demand, claim or other communication under this Note shall be given in accordance with Section 6(a) of the Loan Agreement.

[Signature page follows.]

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In Witness Whereof, the undersigned has executed this Unsecured Promissory Note as of the date first written above.

THE COMPANY:

THE ONE GROUP HOSPITALITY, INC.,
a Delaware Corporation

/s/ Samuel Goldfinger
Name: Samuel Goldfinger
Title: Chief Financial Officer

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